UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 448-0884

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 30, 2013, Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sound Community Bank (the “Bank”), entered into a change of control agreement with Matthew P. Deines, Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank, and Matthew F. Moran, Executive Vice President and Chief Credit Officer of the Bank.  The change of control agreements remain in effect until canceled by either party, upon at least 12 months prior written notice to the other party.  Under the agreements, each of the executives is entitled to a change of control payment from the Company if he is involuntary terminated within six months preceding or 12 months after a change of control (as defined in the agreement).  In such an event the executive is entitled to receive a cash payment equal to twenty-four (24) months of the executives then current salary.  The change of control agreements also provide that the Company shall maintain substantially the same health and other benefits available to the executive in effect immediately prior to such termination, at no additional cost to the executive, for a period ending at the earlier of (i) eighteen (18) months after the effective date of the executive’s termination or (ii) the date of the executive's full time employment by another employer that provides substantially the same health and other benefits.  The foregoing payments would be in lieu of any amounts owed to the executives under their existing employment agreements with the Bank.

Further, in the event the executive is entitled to payment under the change of control agreement, then the non-competition provision contained in the executive’s employment agreement with the Bank shall be null and void and of no force and effect.

All of the above payments that would be made in connection with a change of control are subject to cut-back to the extent the payments would result in either the loss of a tax deduction to the Company or the imposition of a penalty tax on the executive.

The foregoing summary of the change of control agreements is qualified in its entirety by reference to the Change of Control Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held a special meeting of shareholders on October 29, 2013. Holders of record of the Company’s common stock at the close of business on September 3, 2013, were entitled to vote at the special meeting. The final voting results are set forth below.

Proposal 1 - Approval of the Sound Financial Bancorp, Inc. 2013 Equity Incentive Plan

The Company’s shareholders approved the Sound Financial Bancorp, Inc. 2013 Equity Incentive Plan.

	Number of Votes	Percentage of Shares Voted
For	1,400,121	88.18%
Against	186,040	11.72%
Abstain	1,655	0.10%
Broker Non-Votes	-	-%

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 30, 2013, Sound Financial Bancorp, Inc. issued a press release announcing financial results for the quarter ending September 30, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On October 30, 2013, Sound Financial Bancorp, Inc. issued a press release announcing a regular quarterly cash dividend of $0.05 per share and will be paid on November 27, 2013 to shareholders of record at the close of business on November 13, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

10.1	Change of Control Agreement dated October 30, 2013, by and among Sound Financial Bancorp, Inc., Sound Community Bank and Matthew P. Deines
10.2	Change of Control Agreement dated October 30, 2013, by and among Sound Financial Bancorp, Inc., Sound Community Bank and Matthew F. Moran
99.1	Press Release dated October 30, 2013 reporting the financial results of Sound Financial Bancorp, Inc. for the quarter ended September 30, 2013 and announcing a regular quarterly cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.
Date:	11/01/2013	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President/Chief Executive Officer